UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 14, 2015, the board of directors of NexPoint Capital, Inc. (the “Company”) declared a cash distribution of $0.058 per share of the Company’s common stock, par value $0.001 per share, to be paid on June 30, 2015 to the Company’s stockholders of record on June 22, 2015. Based on the Company’s current public offering price of $10.00 per share, the distribution represents an annualized rate of approximately 7.0%.

Certain Information about Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full fiscal year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full fiscal year. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on shares of the Company’s common stock is subject to the discretion of the Company’s board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including the reimbursement of certain expenses by the Company’s investment adviser, offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets or non-capital gains proceeds from the sale of assets. If distributions exceed the Company’s net investment income or earnings, a portion of the distributions made by the Company may represent a return of capital for tax purposes. There can be no assurance that the Company will be able to sustain the current distributions in the future or pay distributions at all.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2015, the board of directors of the Company approved the change of the Company’s registered agent in Delaware from the Corporation Service Company to The Corporation Trust Company, and approved the amended and restated bylaws of the Company (the “Amended and Restated ByLaws”) reflecting such change. On May 20, 2015, the Company filed a Certificate of Change of Registered Agent and/or Registered Office (the “Certificate of Change”) with the State of Delaware Secretary of State to effectuate the change.

A copy of the Certificate of Change is attached as Exhibit 3.1 to this Current Report on Form 8-K, and a copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Change of Registered Agent and/or Registered Office
3.2	Amended and Restated Bylaws of the Company

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: May 20, 2015	By:	/s/ Brian Mitts
		Name:	Brian Mitts
		Title:	Vice President and Chief Financial Officer